EXHIBIT 11.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-174617, 333-158533 and 333-141353) of Xiana Mining Inc. of our report dated March 23, 2018, relating to the consolidated financial statements, which appears in this Annual Report on Form 20-F.

/s/ Smythe LLP

Chartered Professional Accountants

Vancouver, British Columbia

March 23, 2018